UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013 (March 21, 2013)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 22, 2012, Corrections Corporation of America, a Maryland corporation (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of January 6, 2012, by and among the Company, as Borrower, certain subsidiaries of the Company, certain lenders and Bank of America, N.A., as Administrative Agent for the lenders (the “Revolving Credit Agreement”).

Pursuant to the Amendment, the Revolving Credit Agreement was amended to, among other things: (i) increase the aggregate principal amount of the revolving commitments to $900.0 million, (ii) provide for additional uncommitted incremental extensions of credit in the form of increases in the revolving commitments or incremental term loans in an aggregate principal amount up to an additional $100.0 million, (iii) decrease the letter of credit sublimit to $50.0 million, (iv) extend the maturity to December 29, 2017, (v) revise the consolidated secured leverage ratio covenant level requirement, (vi) replace the consolidated interest coverage ratio covenant with a consolidated fixed charge coverage ratio covenant, and (vii) revise the negative covenant regarding restricted payments to permit distributions consistent with requirements applicable to a real estate investment trust (“REIT”).

The description of the Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Items.

On March 21, 2013, the Company announced the pricing of $325 million aggregate principal amount of its 4.125% senior notes due 2020 and $350 million aggregate principal amount of its 4.625% senior notes due 2023 (collectively, the “New Notes”). The Company intends to use the net proceeds from the sale of the New Notes to purchase, redeem or otherwise acquire all of the Company’s outstanding 7 3/4% Senior Notes due 2017, to fund the payment in cash of up to 20% of its required distribution of C-corporation accumulated earnings and profits in connection with its REIT conversion, to pay other REIT conversion costs and for general corporate purposes. The New Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The announcement is set forth in the press release furnished herewith as Exhibit 99.1.

On March 25, 2013, the Company issued a press release announcing the Amendment. A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are furnished as part of this Current Report:

Exhibit 10.1	–	First Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2013.

Exhibit 99.1	–	Press Release dated March 21, 2013, Announcing Pricing of New Notes.

Exhibit 99.2	–	Press Release dated March 25, 2013, Announcing the Amendment to the Revolving Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 25, 2013	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Name: Todd J Mullenger Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2013.

99.1	Press Release dated March 21, 2013, Announcing Pricing of New Notes.

99.2	Press Release dated March 25, 2013, Announcing the Amendment to the Revolving Credit Agreement.